Exhibit 4.19

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated November 28, 2014 (the “Agreement”) is entered into by and among Alibaba Group Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company”), and Morgan Stanley & Co. International plc, Citigroup Global Markets Inc., Deutsche Bank AG, Singapore Branch and J.P. Morgan Securities LLC as representatives (the “Representatives”) of the initial purchasers listed in Schedule A to the Purchase Agreement (as defined below) (the “Initial Purchasers”).

The Company and the Representatives are parties to the Purchase Agreement dated November 20, 2014 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of US$8,000,000,000 aggregate principal amount of the Company’s Notes (as defined therein) (the “Securities”). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.                                      Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Depositary” shall mean The Depository Trust Company, its nominees and their respective successors.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of each series of Exchange Securities for Registrable Securities of such series pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean senior notes of a series issued by the Company under the Indenture containing terms substantially identical in all material respects to the applicable series of Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders in exchange for Registrable Securities of such series pursuant to the Exchange Offer for such series.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Holders” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that, for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities, dated as of November 28, 2014 between the Company and The Bank of New York Mellon, as trustee, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Inspector” shall have the meaning set forth in Section 3(a)(xiv) hereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Notice and Questionnaire” shall mean a notice of registration statement and selling security holder questionnaire distributed to a Holder by the Company upon receipt of a Shelf Request from such Holder.

“Participating Holders” shall mean the Holders participating in a given registration relating to Registrable Securities.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities upon the earliest to occur of the following: (i) when a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement; (ii) when such Securities cease to be outstanding; and (iii) on November 28, 2017.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange and FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and comparable non-U.S. laws (including reasonable fees and disbursements of one counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of the Company in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Participating Holders (which counsel shall be selected by the Participating Holders holding a majority of the aggregate principal amount of Registrable Securities held by such Participating Holders and which counsel may also be counsel for the Initial Purchasers); and (viii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Representatives” shall have the meaning set forth in the preamble.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.

“Shelf Additional Interest Date” shall have the meaning set forth in Section 2(d) hereof.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company that covers all or a portion of the Registrable Securities (but no other securities unless approved by the Participating Holders holding a majority in aggregate principal amount of the Registrable Securities covered by such Shelf Registration Statement) on an appropriate form pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Shelf Request” shall have the meaning set forth in Section 2(b) hereof.

“Staff” shall mean the staff of the SEC.

“Suspension Actions” shall have the meaning set forth in Section 2(e) hereof.

“Target Registration Date” shall mean November 27, 2015.

“Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3(e) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.                                      Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company shall use commercially reasonable efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) have such Registration Statement become effective on or before the Target Registration Date and remain effective until 180 days after the last Exchange Date for use by one or more Participating Broker-Dealers. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC.

After the Exchange Offer Registration Statement has become effective, the Company shall commence the Exchange Offer for Registrable Securities by mailing, or delivering in compliance with the applicable procedures of the Depositary and applicable law the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)                                     that such Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)                                  the dates of acceptance for exchange of Securities (which shall be a period of at least 20 Business Days from the date such notice is disseminated) (each, an “Exchange Date”);

(iii)                               that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement, except as otherwise specified herein;

(iv)                              that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to (A) surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address and in the manner specified in the notice, or (B) effect such exchange otherwise in compliance with the applicable procedures of the Depositary, in each case prior to the close of business on the last Exchange Date; and

(v)                                 that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by (A) sending to the institution and at the address specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged or (B) effecting such withdrawal in compliance with the applicable procedures of the Depositary.

As a condition to participating in an Exchange Offer, a Holder will be required to represent to the Company that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of such Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities and not directly from the Company, then such Holder will deliver a Prospectus (or, to the extent permitted by law, make available a Prospectus to purchasers) in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Company shall:

(i)                                     accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)                                  deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities tendered by such Holder.

The Company shall use commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws, rules and regulations in connection with the Exchange Offer. No Exchange Offer shall be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b)                                 In the event that (i) the Company determines that the Exchange Offer provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by the Target Registration Date or (iii) the Company receives a written request (a “Shelf Request”) from any Holder representing that it holds Registrable Securities that are or were ineligible to be exchanged in the Exchange Offer, the Company shall use commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or Shelf Request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement become effective; provided that (a) no Holder will be entitled to have any Registrable Securities included in any Shelf Registration Statement, or entitled to use the prospectus forming a part of such Shelf Registration Statement, until such Holder shall have delivered a completed and signed Notice and Questionnaire and provided such other information regarding such Holder to the Company as is contemplated by Section 3(b) hereof, and (b) the Company shall be under no obligation to file any such Shelf Registration Statement before the Target Registration Date.

In the event that the Company is required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company shall use commercially reasonable efforts to file and have become effective both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Holders after completion of the Exchange Offer.

The Company agrees to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the Securities covered thereby cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company further agrees to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Participating Holder of Registrable Securities with respect to information relating to such Participating Holder, and to use commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement and Prospectus to become usable as soon as practicable thereafter. The Company agrees to furnish to the Participating Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC, as requested by the Participating Holders.

(c)                                  The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d)                                 An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC. A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

In the event that either the Exchange Offer is not completed or a Shelf Registration Statement, if required pursuant to Section 2(b)(i) or 2(b)(ii) hereof, does not become effective on or prior to the Target Registration Date, the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period following the Target Registration Date and (ii) an additional 0.25% per annum thereafter until the applicable Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective. In the event that the Company receives a Shelf Request pursuant to Section 2(b)(iii), and the Shelf Registration Statement required to be filed thereby does not become effective by the later of (x) the Target Registration Date and (y) 90 days after the delivery of such Shelf Request (such later date, the “Shelf Additional Interest Date”), then the interest rate on the Registrable Securities will be increased by (i) 0.25% per annum for the first 90-day period following the Shelf Additional Interest Date and (ii) an additional 0.25% per annum thereafter until the Shelf Registration Statement becomes effective.

If the Shelf Registration Statement, if required hereby, has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable for resales of Registrable Securities on more than two occasions, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable for resales of Registrable Securities exists for more than 30 consecutive days in any 12-month period, then the interest rate on the Registrable Securities will be increased by 0.25% per annum commencing on the day after the 30th day of the second such

30-consecutive-day period in such 12-month period and ending on such date that the Shelf Registration Statement has again become effective or the Prospectus again becomes usable.

(e)                                  The Company shall be entitled to suspend its obligation to file any amendment to a Shelf Registration Statement, furnish any supplement or amendment to a Prospectus included in a Shelf Registration Statement, make any other filing with the SEC that would be incorporated by reference into a Shelf Registration Statement, cause a Shelf Registration Statement to remain effective or the Prospectus usable or take any similar action (collectively, “Suspension Actions”) if there is a possible acquisition or business combination or other transaction, business development or event involving the Company or its subsidiaries or consolidated variable interest entities that may require disclosure in the Shelf Registration Statement or Prospectus and the Company determines that such disclosure is not in the best interest of the Company and its shareholders or obtaining any financial statements relating to any such acquisition or business combination required to be included in the Shelf Registration Statement or Prospectus would be impracticable. Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice of the delay or suspension (but not the basis thereof) to the Participating Holders. Upon the termination of such condition, the Company shall promptly proceed with all Suspension Actions that were delayed or suspended and, if required, shall give prompt notice to the Participating Holders of the cessation of the delay or suspension (but not the basis thereof).

(f)                                   Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) or Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2(a) and Section 2(b) hereof.

3.                                      Registration Procedures. (a) In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall:

(i)                                     prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Participating Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include or, if permitted by applicable law, incorporate by reference all financial statements required by the SEC to be filed therewith; and use commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii)                                  prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(a)(3) of, and Rule 174 under, the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(iii)                               to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain a copy of any Free Writing Prospectus not required to be filed;

(iv)                              in the case of a Shelf Registration, furnish to each Participating Holder, to counsel for the Initial Purchasers, to counsel for such Participating Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Participating Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company consents to the use of such Prospectus, preliminary prospectus or Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Participating Holders and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v)                                 use its commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities, blue sky laws or comparable non-U.S. laws of such jurisdictions as any Participating Holder shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Participating Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Participating Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Participating Holder; provided that the Company shall not be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not otherwise so subject;

(vi)                              notify counsel for the Initial Purchasers and, in the case of a Shelf Registration, notify each Participating Holder and counsel for such Participating Holders promptly and, if requested by any such Participating Holder or counsel, confirm such notice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective and when any Free Writing Prospectus or amendment or supplement to the Prospectus has been filed (in each case other than for the purpose of naming a Participating Holder as selling security holder therein), (2) of any request (but not the nature of details regarding such request) by the SEC or any other securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any other securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401 (g)(2) under the Securities Act, (4) if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event (but not the nature or details concerning such event) during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus would be appropriate;

(vii)                           use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2) under the Securities Act, including by filing an amendment to such Registration Statement on the proper form, as soon as reasonably practicable and provide prompt notice to each Holder of the withdrawal of any such order or such resolution;

(viii)                        in the case of a Shelf Registration, furnish to each Participating Holder, without charge, upon request, at least one conformed copy of each Registration Statement and any post- effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested), if such documents are not available via the SEC’s EDGAR system;

(ix)                              in the case of a Shelf Registration, cooperate with the Participating Holders to facilitate the timely preparation and delivery of certificates (unless such Registrable Securities are in book-entry form only) representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and, in the case of certificated securities, registered in such names (consistent with the provisions of the Indenture) as such Participating Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x)                                 upon the occurrence of any event contemplated by Section 3(a)(vi)(5) hereof, subject to Section 2(e) hereof, use commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to the applicable Exchange Offer Registration Statement or Shelf Registration Statement or the related Prospectus or Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Participating Holders (in the case of a Shelf Registration Statement) and the Initial Purchasers and any Participating Broker-Dealers known to the Company (in the case of an Exchange Offer Registration Statement) to suspend use of the Prospectus or Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Participating Holders, Participating Broker-Dealers and Initial Purchasers, as applicable, hereby agree to suspend use of the Prospectus or Free Writing Prospectus until the Company has amended or supplemented the Prospectus or Free Writing Prospectus to correct such misstatement or omission and expressly agree to maintain the information contained in such notice confidential (except that such information may be disclosed to its counsel) until it has been publicly disclosed by the Company;

(xi)                              a reasonable time prior to the filing of any Registration Statement, any Prospectus or Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Representatives and their counsel (and, in the case of a Shelf Registration Statement, to the Participating Holders and their counsel) and make the representatives of the Company available for discussion of such document as reasonably requested by the Representatives or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel); and the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus or Free Writing Prospectus, any amendment of or supplement to the Registration Statement, the Prospectus or the Free Writing Prospectus, or any document that is to be incorporated by reference into the Registration Statement, the Prospectus or the Free Writing Prospectus, of which the Representatives and their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Representatives or their counsel (and, in the case of a Shelf Registration Statement, the Participating Holders or their counsel) shall reasonably object in writing on a timely basis, except for any document that is to be incorporated by reference into a Registration Statement or a Prospectus (a copy of which has been previously furnished as provided in the preceding sentence) which counsel to the Company has advised in writing is required to be filed in order to comply with applicable law;

(xii)                           utilize the CUSIP numbers obtained and made eligible with the Depositary prior to the closing of the initial offering of the Securities and provided to the Company for the Exchange Securities or Registrable Securities, as the case may be;

(xiii)                        cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv)                       in the case of a Shelf Registration, upon written request, make available for inspection by a representative of the Participating Holders (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, one firm of attorneys and one firm of accountants designated by Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Shelf Registration and one firm of attorneys and one firm of accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and its subsidiaries or consolidated variable interest entities reasonably requested by any such Inspector, Underwriter, attorney or accountant, and cause the officers, partners, directors and employees of the Company to supply all pertinent information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, provided that such Inspector, Underwriter, attorney or accountant shall first agree to enter into arrangements with the Company as the Company may reasonably require to take such actions as are reasonably necessary to protect the confidentiality of such information; and provided further that such records, information or documents shall be used solely for the purposes of exercising rights under this Agreement and satisfying “due diligence” obligations under the Securities Act and not be used in connection with any market transactions in violation of any applicable securities laws;

(xv)                          in the case of a Shelf Registration, cause all Registrable Securities covered thereby to be listed on the securities exchange or automated quotation system on which similar senior unconvertible debt securities issued or guaranteed by the Company are then listed if requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi)                       if reasonably requested by any Participating Holder, promptly include or, if permitted by applicable law, incorporate by reference, in a prospectus supplement or post-effective amendment such information with respect to such Participating Holder as such Participating Holder reasonably requests to be included therein and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing; and

(xvii)           in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries or consolidated variable interest entities and the Registration Statement, Prospectus and Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and consistent with the applicable representations and warranties in the Purchase Agreement and confirm the same if and when requested, (2) in connection with an Underwritten Offering, obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Participating Holders and such Underwriters and their respective counsel) covering the matters customarily covered in opinions requested in underwritten offerings and consistent with the opinions delivered pursuant to the Purchase Agreement, and addressed to (i) each Underwriter of Registrable Securities and (ii) each Participating Holder who requests to be an addressee of the opinions of counsel to the Company, provided that such Participating Holder shall pay the Company for any additional legal fees and expenses reasonably incurred by the Company in connection with addressing the opinions of counsel to the Company to such Participating Holder, (3) in connection with an Underwritten Offering, obtain “comfort” letters from the independent registered public accountants of the Company (and, if necessary, any other registered public accountant of any subsidiary or consolidated variable interest entities of the Company, or of any business acquired or to be acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Participating Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus or Prospectus and (4) in connection with an Underwritten Offering, deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(b)                                 In the case of a Shelf Registration Statement, the Company may require, as a condition to including such Holder’s Registrable Securities in such Shelf Registration Statement, each Holder of Registrable Securities to furnish to the Company a completed and signed Notice and Questionnaire and such other information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing and require such Holder to agree in writing to be bound by all provisions of this Agreement applicable to such Holder. The Company may exclude from such registration the Registrable Securities of any Holder so long as such Holder fails to furnish such Notice and Questionnaire or information or fails to agree in writing to be bound by all provisions of this Agreement within a reasonable time after receiving such request. No Holder of Registrable Securities shall be entitled to additional interest pursuant to Section 2(d) hereof in connection with a Shelf Registration Statement unless and until such Holder shall have provided such Notice and Questionnaire and all such information and have agreed in writing to be bound by all provisions of this Agreement if requested by the Company. Each Holder of Registrable Securities as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(c)                                  In the case of a Shelf Registration Statement, each Participating Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(vi)(3) or 3(a)(vi)(5) hereof, such Participating Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Participating Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by

Section 3(a)(x) hereof and, if so directed by the Company, such Participating Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Participating Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d)                                 If the Company shall give any notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.

(e)                                  The Participating Holders who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering, subject in each case to consent by the Company (which shall not be unreasonably withheld or delayed).

(f)                              No Holder of Registrable Securities may participate in any Underwritten Offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements that have been approved by the Holders of a majority in principal amount of the Registrable Securities included in such Underwritten Offering, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

4.                                      Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers (or, to the extent permitted by law, made available to purchasers) to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)                                 In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), if requested by one or more Participating Broker-Dealer, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus (or, to the extent permitted by law, make available) during such period in connection with the resales contemplated by this Section 4.

(c)                                  The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5.                                      Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with investigating or defending any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or information relating to any Participating Holder furnished to the Company in writing through the Representatives or any Participating Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in writing in advance by a selling Holder in connection with any Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b)                                 Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages, liabilities or actions that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement and any Prospectus.

(c)                                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, upon request of the Indemnified Person, the Indemnifying Person shall retain counsel satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are reasonably incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by the Representatives, (y) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any documented out-of-pocket legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f)                                   The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)                                  The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6.                                      General.

(a)                                 No Inconsistent Agreements. The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b)                                 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent other than any Registrable Securities owned directly or indirectly by the Company or any of its affiliates; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 6(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement waiver or consent appears on the Registrable Securities or is delivered to such Holder. Each Holder may waive compliance with respect to any obligation of the Company under this Agreement as it may apply or be enforced by such particular Holder.

(c)                                  Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Representatives, the address set forth in the Purchase Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d)                                 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. Any successor to the Company, whether by merger, consolidation or other transaction, shall expressly assume the obligations of the Company hereunder. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e)                                  Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the Initial Purchasers, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(f)                                   Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                  Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to applicable principles of conflicts of laws to the extent the laws of another jurisdiction would be required thereby.

(i)                                     Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocable and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. In connection with this Agreement, the Company has irrevocably appointed Corporation Service Company as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and the Company agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address given in accordance with the provisions of Section 6(c) of this Agreement, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(j)                                    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(k)                                 Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALIBABA GROUP HOLDING LIMITED

By:	/s/ Maggie Wei Wu
Name: Maggie Wei Wu
Title: Chief Financial Officer

[Signature Page to the Registration Rights Agreement]

Confirmed and accepted as of the date first written above:

MORGAN STANLEY & CO. INTERNATIONAL PLC

For itself and on behalf of the
several Initial Purchasers

[Signature Page to the Registration Rights Agreement]

Confirmed and accepted as of the date first written above:

CITIGROUP GLOBAL MARKETS INC.

For itself and on behalf of the
several Initial Purchasers

[Signature Page to the Registration Rights Agreement]

Confirmed and accepted as of the date first written above:

DEUTSCHE BANK AG, SINGAPORE BRANCH

For itself and on behalf of the

several Initial Purchasers

By:	/s/ Deepak Dangayach
Authorized Signatory
Deepak Dangayach
Director

By:	/s/ Yvette Rodriguez
Authorized Signatory
Yvette Rodriguez
Director

Signature Page to the Registration Rights Agreement

Confirmed and accepted as of the date first written above:

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the
several Initial Purchasers

By:	/s/ Robert Bottamedi
Authorized Signatory
Robert Bottamedi
Vice President

Signature Page to the Registration Rights Agreement